Exhibit 1.1

Execution Version

SPRAGUE RESOURCES LP

8,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

October 24, 2013

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

             INCORPORATED

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Sprague Resources LP, a Delaware limited partnership (the “Partnership”) proposes to sell 8,500,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to 1,275,000 additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed by all that the Partnership was recently formed to acquire, own, operate and develop the refined petroleum products and natural gas storage and distribution and materials handling businesses that were previously owned and operated directly or indirectly by Sprague Operating Resources LLC, a Delaware limited liability company (the

“Predecessor”), other than (i) all of its corporate assets, including, among other things, office equipment, building and similar corporate items (the “Corporate Assets”), (ii) all of the interests in New Kildair (as defined below), (iii) approximately $140.2 million (which could consist entirely of accounts receivable or a combination of accounts receivable and a cash amount, such cash amount not expected to exceed $25 million) (the “Accounts”), (iv) all of the interests in Ekotek Inc., a Delaware corporation, (v) all of the interests in Sprague Massachusetts Properties LLC, a Delaware limited liability company (“Sprague Massachusetts”), and any other interest in the assets and liabilities related to the New Bedford Terminal that may be held in the name of the Predecessor (the “New Bedford Terminal Assets and Liabilities”), (vi) all of the interests in Sprague New York Properties LLC, a Delaware limited liability company, (vii) all of the interests in each of the Predecessor’s Bucksport, Portsmouth and Oceanside Terminals, that may be held in the name of the Predecessor, as defined herein, and (viii) approximately $42.4 million of other long-term debt ((iii), (iv), (v), (vi), (vii) and (viii) above are referred to herein, collectively as the “Excluded Assets and Liabilities”).

It is further understood and agreed to by all parties that prior to the date hereof the following transactions (the “Prior Transactions”) occurred:

(a) Axel Johnson, Inc., a Delaware corporation (“Axel Johnson”), formed Sprague Resources Holdings LLC, a Delaware limited liability company (“Sprague Holdings”), to which it contributed $2,000 in exchange for all of the membership interests in Sprague Holdings;

(b) Sprague Holdings formed Sprague Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), to which it contributed $1,000 in exchange for all of the membership interests in the General Partner;

(c) The General Partner and Sprague Holdings formed the Partnership to which they contributed $10 and $990, respectively, in exchange for a 1% general partner interest (the “Initial GP Interest”) and a 99% limited partner interest in the Partnership (the “Initial LP Interest”), respectively;

(d) The Predecessor formed Sprague Terminal Services LLC, a Delaware limited liability company (“Terminal Services”), to which it contributed $1,000 in exchange for all of the membership interests in Terminal Services;

(e) Sprague Holdings formed Sprague Project Rose 2011 LLC, a Delaware limited liability company, which has been renamed Sprague International Properties LLC, a Delaware limited liability company (the “SPV”), to which it contributed $1,000 in exchange for all of the membership interests in the SPV;

(f) The SPV formed Sprague Canadian Properties LLC, a Delaware limited liability company (the “SPV2”), to which it contributed $1,000 in exchange for all of the membership interests in the SPV2; and

(g) The Predecessor (i) filed articles of conversion with the Secretary of State of the State of Delaware pursuant to which it converted into a Delaware limited liability company named Sprague Operating Resources LLC (the “OLLC”) and (ii) filed an election with the Internal Revenue Service (the “IRS”) to be treated as a corporation for U.S. federal income tax purposes.

It is further understood and agreed to by all parties hereto that the following additional transactions (the “Closing Transactions”) will occur on or before the Initial Delivery Date (as hereinafter defined):

(a) The Partnership, the General Partner, Sprague Holdings, Axel Johnson, SPV, SPV2, the OLLC and Sprague Massachusetts entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”), pursuant to which:

(i) The OLLC will effect the amalgamation of Kildair Services Ltd. and 8604827 Canada Inc., with 8604827 Canada Inc., after amalgamation, being the “Surviving Entity”;

(ii) The OLLC will effect the amalgamation of the Surviving Entity and Sprague Energy Canada Ltd. (after amalgamation, “New Kildair”);

(iii) Axel Johnson will contribute all of the membership interests in the OLLC to Sprague Holdings;

(iv) The OLLC will file with the IRS an election to be disregarded as an entity separate from its sole tax owner for U.S. federal income tax purposes;

(v) The OLLC will distribute to the General Partner the Corporate Assets;

(vi) The OLLC will distribute to the SPV the Excluded Assets and Liabilities (except for the New Bedford Terminal Assets and Liabilities that are held in the name of the OLLC);

(vii) The OLLC will distribute to Sprague Massachusetts the New Bedford Terminal Assets and Liabilities that are held in the name of the OLLC;

(viii) The OLLC will assign all of the interests in New Kildair to SPV2;

(ix) The OLLC will assign the Accounts to Sprague Holdings;

(x) Sprague Holdings will convey its 100% membership interest in the OLLC to the Partnership in exchange for the “Holdings Consideration,” consisting of (i) 1,571,970 Common Units, (ii) 10,071,970 subordinated units (“Subordinated Units”), (iii) all of the equity interests in the Partnership classified as Incentive Distribution Rights (as such term is defined in the Partnership Agreement (as defined herein)) and (iv) the right to receive the Deferred Issuance and Distribution (as defined in Article III of the Contribution Agreement);

(xi) The Partnership will redeem the Initial GP Interest and the Initial LP Interest for $10 and $990, respectively, and the General Partner will receive a non-economic general partner interest in the Partnership; and

(xii) The General Partner’s 1% general partner interest in the Partnership will be converted to a non-economic general partner interest in the Partnership.

(b) The Partnership will amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”);

(c) The General Partner will amend and restate its limited liability company agreement (as so amended and restated, the “General Partner LLC Agreement”);

(d) Axel Johnson, Sprague Holdings, the General Partner and the Partnership will enter into an omnibus agreement (the “Omnibus Agreement”) relating to, among other things, the agreement of Axel Johnson to offer to the Partnership and to cause its controlled affiliates to offer to the Partnership opportunities to acquire certain businesses and assets and the obligation of Sprague Holdings to indemnify the Partnership for certain liabilities;

(e) The Partnership, the General Partner, Sprague Holdings and Sprague Energy Solutions Inc., a Delaware corporation (“Sprague Solutions”), will enter into a services agreement (the “Services Agreement”) relating to, among other things, the provision by the General Partner of certain general and administrative services and operational services to the Partnership and its subsidiaries and the Partnership’s and Sprague Solutions’ agreement to reimburse the General Partner for the cost of such services;

(f) The OLLC, Sprague Holdings and Sprague Massachusetts will enter into an exclusive terminal operating agreement (the “Terminal Operating Agreement”) relating to, among other things, the grant by Sprague Massachusetts and Sprague Holdings to the OLLC of exclusive use and operation of the terminal located in New Bedford, Massachusetts in exchange for a monthly fee;

(g) The public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated;

(h) The Partnership and the OLLC entered into a New Credit Agreement with the lenders party thereto (the “New Credit Agreement”); and

(i) The Partnership will use the net proceeds of the Offering as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

The Prior Transactions and the Closing Transactions are referred to collectively herein as the “Transactions.” The Contribution Agreement (together with any related bills of sale, deeds conveyances and similar transfer documents in connection with the Transactions, the “Contribution Documents”), the Omnibus Agreement, the Services Agreement, the Terminal Operating Agreement and the New Credit Agreement, together with any ancillary documents executed or entered into in connection with the foregoing, are referred to collectively herein as the “Transaction Agreements.” The Partnership Agreement, the General Partner LLC Agreement, the limited liability company agreements of the OLLC Sprague Connecticut Properties LLC (“Sprague Connecticut”) and Terminal Services (the “Subsidiary LLC Agreements”) and the bylaws of Sprague Solutions are referred to collectively herein as the “Organizational Agreements.” The Transaction Agreements and the Organizational Agreements

are referred to collectively herein as the “Operative Agreements.” The General Partner, the Partnership, the OLLC and Sprague Holdings are referred to collectively herein as the “Partnership Parties.” The General Partner, the Partnership, the OLLC (or the Predecessor, when used in a historical context referring to a time before the Predecessor’s conversion to the OLLC), Sprague Solutions, Sprague Connecticut and Terminal Services are referred to collectively herein as the “Partnership Entities.” The Partnership Entities, Sprague Holdings, Axel Johnson, the SPV, the SPV2 and Sprague Massachusetts are referred to collectively herein as the “Sprague Entities.”

1. Representations, Warranties and Agreements of the Partnership Parties.

The Partnership Parties represent and warrant to, and agree with, each Underwriter that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-175826) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 5:00 p.m. (New York City time) on October 24, 2013 or such other time as agreed to by the Partnership and the Representatives;

(ii) “Effective Date” means the date and time as of which any part of such registration statement or any post-effective amendment thereto was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus listed in Schedule IV hereto;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424 (b) under the Securities Act; and

(vii) “Registration Statement” means the registration statement on Form S-1 (File No. 333-175826) relating to the Units, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

(b) No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of any of the Partnership Parties, threatened by the Commission.

(c) Ineligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership, Sprague Holdings or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(e) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. The Pricing Disclosure Package, when taken together with each Issuer Free Writing Prospectus that is not included in the Pricing Disclosure Package (including those listed in Schedule V hereto), did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8 (e).

(i) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder. Neither Sprague Holdings nor any person acting on behalf of Sprague Holdings (other than, if applicable, the Partnership and the Underwriters) has used or referred to any Issuer Free Writing Prospectus.

(j) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(k) Formation and Qualification; Authority. Each of the Sprague Entities has been duly formed or incorporated, is validly existing and in good standing as a limited partnership, limited liability company, or corporation under the laws of its jurisdiction of organization, formation or incorporation, as the case may be. Each of the Sprague Entities has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to enter into and perform its obligations under the Operative Agreements to which it is a party. Each of the Partnership Entities has all limited partnership, limited liability company or corporate power and authority, as the case may be, necessary to own, lease or operate its properties and to conduct the businesses in which it is engaged. Each of the Partnership Entities is, or at each applicable Delivery Date will be, duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction (as set forth on Schedule VI hereto) that requires, or at each Delivery Date will require, such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, securityholders’ equity, results of operations, business or properties of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(l) General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Pricing Disclosure Package and the Prospectus.

(m) Ownership of the General Partner. Sprague Holdings owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest is owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except as disclosed in the Pricing Disclosure Package and the Prospectus.

(n) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of the Partnership, with, at each applicable Delivery Date, after giving effect to the Transactions, a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest will have been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner will own such GP Interest free and clear of all Liens, except those arising under or in connection with the New Credit Agreement and except as described in the Pricing Disclosure Package and the Prospectus.

(o) Ownership of the Incentive Distribution Rights. At each applicable Delivery Date, after giving effect to the Transactions, Sprague Holdings will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Sprague Holdings will own such Incentive Distribution Rights free and clear of all Liens except those arising under or in connection with a credit agreement entered into by Kildair Services Ltd., as borrower, and the other parties thereto (the “Kildair Credit Agreement”).

(p) Ownership of the Sponsor Units. Assuming no purchase by the Underwriters of any Option Units, on the Initial Delivery Date, after giving effect to the Transactions, Sprague Holdings will own 1,571,970 Common Units and 10,071,970 Subordinated Units (collectively, the “Sponsor Units”) free and clear of all Liens (except those arising under or in connection with the Kildair Credit Agreement, restrictions on transferability contained in the Partnership Agreement and as described in the Pricing Disclosure Package and the Prospectus); and the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act and except as described in the Preliminary Prospectus and the Prospectus under the caption “The Partnership Agreement—Limited Liability”).

(q) Duly Authorized and Validly Issued Units. At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and except as described in the Preliminary Prospectus and the Prospectus under the caption “The Partnership Agreement—Limited Liability”). Other than the Sponsor Units, the Incentive Distribution Rights and any Common Units issued to Sprague Holdings as a part of the Deferred Issuance and Distribution and any limited partner interests issued pursuant to the Partnership’s 2013 Long-Term Incentive Plan, the Units will be the only limited partner interests of the Partnership issued or outstanding at the Initial Delivery Date and at each Option Unit Delivery Date, as applicable.

(r) Ownership of the OLLC, Sprague Connecticut and Terminal Services. At each applicable Delivery Date, after giving effect to the Transactions, all of the limited liability company interests of the OLLC, Sprague Connecticut and Terminal Services (i) will be duly authorized and validly issued in accordance with the applicable Subsidiary LLC Agreement and will be fully paid (to the extent required by the applicable Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and (ii) will be owned, directly or indirectly, by the Partnership, free and clear of all Liens other than Liens arising under or in connection with the New Credit Agreement and except as described in the Pricing Disclosure Package and the Prospectus.

(s) Ownership of Sprague Solutions. At each applicable Delivery Date, after giving effect to the Transactions, all of the outstanding capital stock of Sprague Solutions (i) will be duly authorized, validly issued, fully paid and nonassessable and (ii) will be owned by the OLLC, free and clear of all Liens other than Liens arising under or in connection with the New Credit Agreement.

(t) No Other Subsidiaries. Other than the Partnership Entities, at each applicable Delivery Date, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. At each applicable Delivery Date, after giving effect to the Transactions, other than the Partnership’s 100% ownership of the OLLC and the OLLC’s 100% ownership of each of Sprague Solutions, Sprague Connecticut and Terminal Services, neither the Partnership nor the OLLC will directly or indirectly own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(u) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the Incentive Distribution Rights and any Common Units issued to Sprague Holdings as a part of the Deferred Issuance and Distribution, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and other than those arising under or in connection with the New Credit Agreement or the Kildair Credit Agreement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreements of any such Partnership Entity, the certificates of limited partnership, formation or incorporation, bylaws or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(w) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Sponsor Units, the Incentive Distribution Rights and any Common Units issued to Sprague Holdings as a part of the Deferred Issuance and Distribution, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date, all limited partnership, limited liability company and corporate action, as the case may be, required to be taken by any of the Sprague Entities or any of their respective unitholders, members, partners or stockholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the Incentive Distribution Rights and any Common Units issued to Sprague Holdings as a part of the Deferred Issuance and Distribution, the execution and delivery of the Operative Agreements and the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements, shall have been validly taken.

(x) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

(y) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) each of the Transaction Agreements will have been duly authorized, executed and delivered by the Sprague Entities party thereto and will be a valid and legally binding agreement of the Sprague Entities party thereto, enforceable against such Sprague Entities party thereto in accordance with its terms;

(i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Sprague Holdings and will be a valid and legally binding agreement of the General Partner and Sprague Holdings, enforceable against the General Partner and Sprague Holdings in accordance with its terms;

(ii) the General Partner LLC Agreement will have been duly authorized, executed and delivered by Sprague Holdings and will be a valid and legally binding agreement of Sprague Holdings, enforceable against Sprague Holdings in accordance with its terms; and

(iii) each of the Subsidiary LLC Agreements will have been duly authorized, executed and delivered by the Sprague Entities party thereto and will be a valid and legally binding agreement of the Sprague Entities party thereto, enforceable against such Sprague Entities party thereto in accordance with its terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(z) Legal Sufficiency of Contribution Agreement. The Contribution Documents will be legally sufficient to transfer or convey to the Partnership Entities all of the limited liability company interests of the OLLC as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Pricing Disclosure Package and the Prospectus. The Partnership Entities, upon execution and delivery of the Contribution Documents and consummation of the transactions contemplated thereby, will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership.

(aa) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Sprague Entities party hereto or thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other governing document (the “Organizational Documents”) of any of the Sprague Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control, or a default (or an event that, with notice or lapse of time or both, would constitute such an event) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Sprague Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Sprague Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the New Credit Agreement or the Kildair Credit Agreement) upon any property or assets of any of the Sprague Entities, except with respect to clauses (B), (C) and (D) for such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or would not materially impair the ability of the any of the Sprague Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.

(bb) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Sprague Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Sprague Entities party hereto and thereto, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable state securities or “Blue Sky” laws and the bylaws and rules of the Financial Industry Regulating Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made, (C) for such consents that, if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not materially impair the ability of any of the Sprague Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements and (D) except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(cc) No Defaults. None of the Sprague Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the cases of clause (ii) or (iii), individually or in the aggregate, if continued, would reasonably be expected to have a Material Adverse Effect or would materially impair the ability of any of the Sprague Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.

(dd) Financial Statements. The financial statements (including the related notes and supporting schedules) and other financial information included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included in the most recent Preliminary Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the selected historical financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership Entities, including non-GAAP financial measures, if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership Entities and fairly presents in all material respects the information purported to be shown thereby.

(ee) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the most recent Preliminary

Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(ff) Independent Registered Public Accounting Firm. Ernst & Young LLP, who has certified certain financial statements of the Predecessor and its consolidated subsidiaries (including the related notes thereto) included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), is and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Predecessor as required by the Securities Act and the Public Company Accounting Oversight Board.

(gg) Internal Controls. Each of the Partnership Entities maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, there were no material weaknesses in the internal controls of any Partnership Entity.

(hh) Disclosure Controls and Procedures. (i) The Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 of the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to the Partnership and the principal executive officer and principal financial officer of the General Partner to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 or 15d-15 of the Exchange Act.

(ii) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the internal controls of the Partnership and each of its subsidiaries and (ii) there have been no significant changes in internal controls or in other factors that are reasonably likely to significantly affect internal controls.

(jj) Sarbanes-Oxley Act of 2002. At the Effective Date, the Partnership, and to the knowledge of the Partnership Parties, the directors and officers of the General Partner, in their capacity as such, were, and on each Delivery Date will be, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the New York Stock Exchange that are effective and applicable to the Partnership.

(kk) No Material Changes. Except as disclosed in the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, no Partnership Entity has (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the capital stock, partnership or limited liability interests, as applicable, any material increase in long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, properties, business or prospects of the Partnership Entities taken as a whole, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(ll) Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property and good title to all personal property owned by it, in each case free and clear of all Liens except as are described in the most recent Preliminary Prospectus (including Liens arising under or in connection with the Credit Agreement among the OLLC and the lenders party thereto, dated May 28, 2010, the New Credit Agreement or the Kildair Credit Agreement) or as such would not reasonably be expected to have a Material Adverse Effect. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such properties taken as a whole by any of the Partnership Entities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(mm) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement, subject to such qualifications as may be set forth in the Registration Statement, most recent Preliminary Prospectus and the Prospectus, except for any Permits that, if not obtained, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, subject to such qualifications as may be set forth in the Registration Statement, most recent Preliminary Prospectus and the Prospectus, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of any revocation or modification of any such Permits that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(nn) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others.

(oo) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(pp) Summaries of Law. Statements made in the most recent Preliminary Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, and legal and governmental proceedings in all material respects.

(qq) Legal Proceedings. Except as described in the Registration Statement and the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any of the Sprague Entities is a party or of which any property or assets of any of the Sprague Entities is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Sprague Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements; and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(rr) Insurance. The Partnership Entities carry, or at each applicable Delivery Date will be covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such policies of insurance of the Partnership Entities are in full force and effect or will be in full force and effect as of each Delivery Date.

(ss) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any of the Sprague Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Sprague Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus that is not so disclosed. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members.

(tt) No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(uu) Environmental Compliance. Except as described in the Registration Statement and the most recent Preliminary Prospectus, (i) each of the Partnership Entities is, and at all times prior hereto has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, except where such noncompliance with Environmental Laws, failure to receive required permits or failure to comply with the terms and conditions of such permits would not reasonably be expected to have a Material Adverse Effect, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except for such violations, actual or potential liabilities or other obligations which would not reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (y) none of the Partnership Entities anticipate material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(vv) Tax Returns. The Partnership Entities have filed (or have obtained extensions with respect to) all federal, state, local and foreign tax returns required to be filed through the date hereof, other than certain state or local tax returns as to which the failure to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (which returns are complete and correct in all material respects), and have timely paid all taxes shown to be due pursuant to such returns, other than (i) those that are being contested in good faith and for which adequate reserves have been established or (ii) those which, if not paid, would not reasonably be expected to result in a Material Adverse Effect.

(ww) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any material liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has

occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(xx) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(yy) Investment Company. None of the Partnership Entities is, and as of each applicable Delivery Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(zz) No Brokers. None of the Sprague Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(aaa) Private Placement. The sale and issuance of the Sponsor Units, the Incentive Distribution Rights and any Common Units as part of the Deferred Issuance and Distribution to Sprague Holdings and the GP Interest to the General Partner are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Sprague Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(bbb) Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ccc) NYSE Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange.

(ddd) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(f).

(eee) Anti-Corruption. None of the Partnership Entities or Sprague Holdings or, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities or Sprague Holdings, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(fff) Money Laundering. The operations of the Partnership Entities and Sprague Holdings are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity or Sprague Holdings with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(ggg) OFAC. None of the Partnership Entities or Sprague Holdings or, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities or Sprague Holdings is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Partnership nor Sprague Holdings will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hhh) No Debt Securities. The Partnership has no debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. Each Underwriter shall be obligated to purchase from the Partnership that number of Firm Units set forth opposite the name of such Underwriter in Schedule I. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase from the Partnership up to 1,275,000 additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for the Firm Units shall be $16.965 per Unit. The purchase price payable by the Underwriters for any Option Units purchased by the Underwriters shall be $16.965 per Unit less an amount equal to any distributions declared by the Partnership and payable on each Firm Unit but not on such Option Units being purchased.

The Partnership shall not be obligated to deliver any of the Firm Units or Option Units, as applicable, to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Firm Units to or upon the order of the Partnership by wire transfer in immediately available funds to the account specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the

Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time any Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On the Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements. The Partnership Parties jointly and severally covenant and agree with each of the Underwriters:

(a) Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal.

(b) Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c) Copies of Documents. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(d) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(e) Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(f) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(g) Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the

Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(h) Earnings Statement. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158 under the Securities Act).

(i) Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(j) Lock-Up Period. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge (other than Sprague Holdings’ pledge of Common Units, Subordinated Units and Incentive Distribution Rights in connection with the Kildair Credit Agreement), or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the Units and Common Units issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exercisable or exchangeable for Common Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer, director and stockholder of the Partnership set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc., on behalf of the Underwriters, agrees not to require such extension in writing.

(k) Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(l) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(m) Stabilization. To not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(n) Document Delivery. That Sprague Holdings will deliver to the Representatives on or prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-9.

Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by any Partnership Party with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any filing fees in connection with any filings required to be made with the FINRA; (f) the listing of the Units on the New York Stock Exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(i); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related, reasonable fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership; provided, however, that the Partnership is obligated to pay only 50% of the costs and expenses of any aircraft chartered in connection with the road show and (j) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell, the expenses of advertising any offering of the Units made by the Underwriters and 50% of the costs and expenses of any aircraft chartered in connection with the road show.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary (in the case of the Prospectus and the Pricing Disclosure Package, in light of the circumstances under which such statements were made) to make the statements therein not misleading.

(c) Authorization and Validity. All proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Operative Agreements, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the Transactions (and any other transactions contemplated by this Agreement and the Operative Agreements) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership and Sprague Holdings shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Partnership Parties’ Counsel Opinion. Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Partnership Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e) General Counsel Opinion. Paul A. Scoff shall have furnished to the Representatives his written opinion, as general counsel to the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(f) Underwriters’ Counsel Opinion. The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Bring-Down Comfort Letter. With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) Officers’ Certificate. The Partnership shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:

(i) The representations, warranties and agreements in Section 1 are true and correct on and as of such Delivery Date, and the Partnership Parties have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j) No Material Change. Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since such date there shall not have been any change in the Units or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ capital, properties, management or business of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) No Other Changes. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on The New York Stock Exchange shall have been suspended or materially limited, (ii) trading in any securities of the Partnership on the New York Stock Exchange shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) NYSE Listing. The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(m) Lock-Up Agreements. The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(n) Other Certificates. On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter participating in the offering of the Units, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information, or (D) any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, or any Non-Prospectus Road Show, any material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any affiliate, director, officer, employee, agent or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Partnership Parties, their respective directors, officers and employees, and each person, if any, who controls any of the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership Parties or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership Parties or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed in writing; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified parties; (iii) the indemnified parties and their respective directors, officers, employees, agents and controlling persons shall have reasonably concluded, based upon the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for the indemnified parties and their respective directors, officers, employees, agents and controlling persons (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding); or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, agents or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event described in clauses (i)-(iv) the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties acknowledge and agree that (i) the third sentence of the section “Underwriting—Offering Price Determination,”

(ii) the third paragraph under “Underwriting—Underwriting Discounts and Expenses” and (iii) the statements set forth under “Underwriting—Stabilization, Short Positions and Penalty Bids” and “— Discretionary Sales,” in each such case in the most recent Preliminary Prospectus and the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show; provided that Barclays Capital Inc. confirms and the Partnership Parties acknowledge and agree that the second and third sentences of the third paragraph under “Underwriting—Lock-Up Agreements” in the most recent Preliminary Prospectus and the Prospectus, are correct and constitute additional information concerning Barclays Capital Inc. furnished in writing to the Partnership by or on behalf of Barclays Capital Inc. for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership Parties, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Parties or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j) and 7(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any Partnership Parties to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Partnership Parties it not fulfilled for any reason, other than Section 7(k)(i), (iii), (iv) and (v), the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any Underwriter on account of those expenses.

12. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Partnership Parties acknowledge and agree that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. The Partnership Parties hereby waive any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: 212-622-8358), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal, and with a copy, in the case of any notice pursuant to Section 8 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and

(b) if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Paul A. Scoff (Fax: (603) 430-5324).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of any of the Underwriters participating in the offering of the Units, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Gary A. Rinaldi
Name:	Gary A. Rinaldi
Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

SPRAGUE RESOURCES GP LLC

By:	/s/ Gary A. Rinaldi
Name:	Gary A. Rinaldi
Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

SPRAGUE OPERATING RESOURCES LLC

By:	/s/ Gary A. Rinaldi
Name:	Gary A. Rinaldi
Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

SPRAGUE RESOURCES HOLDINGS LLC

By:	/s/ Gary A. Rinaldi
Name:	Gary A. Rinaldi
Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted:

BARCLAYS CAPITAL INC. J.P. MORGAN SECURITIES LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah-Duodo
Name:	Yaw Asamoah-Duodo
Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Cannon
Name:	Michael Cannon
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.	2,465,000
J.P. Morgan Securities LLC	2,465,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	1,445,000
Raymond James & Associates, Inc.	722,500
BMO Capital Markets Corp.	541,875
Janney Montgomery Scott LLC	180,625
BNP Paribas Securities Corp.	170,000
Natixis Securities Americas LLC	170,000
RBS Securities Inc.	170,000
SG Americas Securities, LLC	170,000
Total	8,500,000

Schedule I

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Robert B. Evans

C. Gregory Harper

Ben J. Hennelly

Michael D. Milligan

Officers

David C. Glendon

Gary A. Rinaldi

Thomas F. Flaherty

Steven D. Scammon

Joseph S. Smith

Paul A. Scoff

John W. Moore

James Therriault

Burton S. Russell

Brian W. Weego

Frank B. Easton

Kevin G. Henry

Schedule II

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

Number of Units:	8,500,000 Firm Units or, if the Underwriters exercise in full their option to purchase additional Units granted in Section 2 hereof, 9,775,000 Units

Public offering price for the Units:	$18.00 per unit

Schedule III

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES INCLUDED IN

PRICING DISCLOSURE PACKAGE

Schedule IV

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES NOT INCLUDED IN

PRICING DISCLOSURE PACKAGE

Schedule V

SCHEDULE VI

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION OF THE PARTNERSHIP ENTITIES

Company:	Qualified To Do Business In:
Sprague Energy Solutions, Inc.	Arkansas
Louisiana
Maine
New York
New Hampshire
New Jersey
Ohio
Pennsylvania
Rhode Island
Tennessee
Texas
West Virginia

Sprague Operating Resources LLC	Alabama
Connecticut
District of Columbia
Florida
Georgia
Louisiana
Massachusetts
Maryland
Maine
North Carolina
New Hampshire
New Jersey
New York
Ohio
Oklahoma
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Virginia
Vermont
West Virginia

Sprague Resources GP LLC	New Hampshire

Sprague Resources LP	New Hampshire

Sprague Terminal Services LLC	N/A

Sprague Connecticut Properties LLC	Connecticut New Hampshire

Schedule VI

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

As Representatives of the several Underwriters named in Schedule I

c/o Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Units”) representing limited partner interests (“Common Units”) of Sprague Resources LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, except for transfers of Common Units (i) to an affiliate or (ii) as a bona fide gift (provided that in the case of any such transfer (A) the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this Lock-Up Letter Agreement, (B) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Units, shall be required or voluntarily made during the Lock-Up Period (as defined

Exhibit A-1

below) and (C) the undersigned notifies Barclays Capital Inc. at least two business days prior to the proposed transfer or gift), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. agrees not to require such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Exhibit A-2

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and certain of its affiliates and the Underwriters.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B

FORM OF OPINION OF VINSON & ELKINS L.L.P.

1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act, with all requisite limited partnership power and authority to own or lease its properties and to conduct its business in all material respects. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion.

2. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business in all material respects. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion.

3. Each of the OLLC and Terminal Services has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business in all material respects. Each of the OLLC and Terminal Services is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion.

4. Sprague Solutions has been duly incorporated and is validly existing in good standing as a corporation under the Delaware General Corporation Law (the “DGCL”), with all requisite corporate power and authority to own or lease its properties and to conduct its business in all material respects. Sprague Solutions is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion.

5. The General Partner has all necessary limited liability company power and authority to serve as general partner of the Partnership in all material respects.

6. Sprague Holdings owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Sprague Holdings owns such membership interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sprague Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

7. The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly

Exhibit B-1

authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) other than Liens arising under or in connection with the New Credit Agreement or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

8. Sprague Holdings owns all of the Incentive Distribution Rights; such Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Sprague Holdings owns such Incentive Distribution Rights free and clear of all Liens (except those arising under or in connection with the Kildair Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sprague Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created under the Delaware LP Act.

9. At the Initial Delivery Date, after giving effect to the Transactions, Sprague Holdings owns all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Preliminary Prospectus and the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and Sprague Holdings owns the Sponsor Units free and clear of all Liens (except those arising under or in connection with the Kildair Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sprague Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

10. The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Preliminary Prospectus and the Prospectus under the caption “The Partnership Agreement—Limited Liability”).

11. Assuming no purchase by the Underwriters of the Option Units, other than the Sponsor Units, the Incentive Distribution Rights, the Common Units to be issued to Sprague Holdings as part of the Deferred Issuance and Distribution and any limited partner interests issued pursuant to long-term incentive plans of the Partnership, the Firm Units issued at the Initial Delivery Date, if any, are the only limited partner interests of the Partnership issued and outstanding at the Initial Delivery Date.

Exhibit B-2

12. All of the outstanding limited liability company interests of the OLLC and Terminal Services have been duly and validly authorized and issued in accordance with the applicable Subsidiary LLC Agreements, are fully paid (to the extent required by the applicable Subsidiary LLC Agreements) and nonassessable (except, in the case of a Delaware limited liability company, as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act).

13. All of the outstanding limited liability company interests of the OLLC, Sprague Connecticut and Terminal Services are owned, directly or indirectly by the Partnership, free and clear of all Liens (other than Liens arising under or in connection with the New Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming each respective owner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

14. All of the outstanding capital stock of Sprague Solutions (a) has been duly authorized and validly issued and is fully paid and nonassessable and (b) is owned by the OLLC, free and clear of all Liens (other than Liens arising under or in connection with the New Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

15. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as provided in the Operative Agreements, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities pursuant to any of their Organizational Documents or any agreement or instrument listed as an exhibit to the Registration Statement to which any of the Partnership Entities is a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

16. Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units to be sold by it pursuant to this Agreement, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Sponsor Units, the Incentive Distribution Rights and any Common Units issued to Sprague Holdings as a part of the Deferred Issuance and Distribution, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All limited partnership, limited liability company and corporate action, as the case may be, required to be taken by any of Sprague Holdings and the Partnership Entities

Exhibit B-3

(collectively, the “Subject Entities”) or any of their respective unitholders, members, partners or stockholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the Incentive Distribution Rights and any Common Units issued to Sprague Holdings as a part of the Deferred Issuance and Distribution, the execution and delivery of the Operative Agreements by each of the Subject Entities party thereto and the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements has been validly taken.

17. This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

18. The Operative Agreements have been duly authorized, executed and delivered by the Subject Entities party thereto, and are valid and legally binding agreements of the Subject Entities party thereto, enforceable against such Subject Entities party thereto in accordance with their terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

19. The Contribution Agreement is in a form legally sufficient as between the parties thereto to transfer or convey all of the equity interests in the OLLC to the Partnership, as described in the Contribution Agreement, subject to the conditions, reservations, encumbrances and limitations described therein.

20. None of (a) the offering, issuance or sale of the Units, (b) the execution, delivery and performance of this Agreement or the Operative Agreements by the Subject Entities party hereto or thereto, (c) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (d) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (i) constitutes or will constitute a violation of the Organizational Documents of any of the Subject Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default (or an event that, with notice or lapse of time or both, would constitute such an event) under any agreement or instrument filed as an exhibit to the Registration Statement, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act or any federal statute, law or regulation or (iv) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the New Credit Agreement or the Kildair Credit Agreement) upon any property or assets of any of the Partnership Entities, except with respect to clauses (ii), (iii) and (iv) for such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements, it being understood that such counsel need not express an opinion in clause (iii) of this paragraph (20) with respect to any securities or other anti-fraud law.

Exhibit B-4

21. No consent, approval, authorization, order, registration, filing or qualification (“consents”) of or with any Delaware or federal court, governmental agency or body having jurisdiction over the Subject Entities, or under the Delaware LLC Act, Delaware LP Act, DGCL or federal law, is required in connection with (a) the offering, issuance or sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (b) the execution, delivery and performance of this Agreement and the Operative Agreements by the Subject Entities party hereto or thereto, (c) the consummation by the Subject Entities of the Transactions or any other transactions contemplated by the Agreement or the Operative Agreements or (d) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (i) for registration of the Units under the Securities Act and consents required under the Exchange Act and applicable state securities or “Blue Sky” laws and bylaws and rules of FINRA, (ii) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made and (iii) with respect to clauses (b) and (c) only, for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the any of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.

22. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—New Credit Agreement,” “Business—Environmental,” “Business—Security Regulation,” “Business—Employee Safety,” “Business—Employees,” “Business—Legal Proceedings,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement” and “Investment by Employee Benefit Plans” insofar as they purport to constitute summaries of provisions of federal or New York statutes, rules or regulations, the Delaware LP Act or the Delaware LLC Act or of any specific agreement, constitutes accurate summaries thereof in all material respects; and descriptions of the Common Units contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “The Partnership Agreement” constitute accurate summaries of the terms of the Common Units in all material respects.

23. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

24. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

Exhibit B-5

25. The Registration Statement, at the Effective Time, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and as of the Applicable Delivery Date, appear on their face to be appropriately responsive, in all material respects, to the applicable requirements of the Securities Act and the rules and regulations thereunder, except that in each case such counsel need express no opinion with respect to the financial statements and the notes and schedules thereto and the independent public accounting firm’s report thereon or other financial and accounting data contained in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus.

26. The Partnership is not, and after giving effect to the offering and sale of the Units and the application of the net proceeds from such sale as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the General Partner, the Partnership and Sprague Holdings and the independent registered public accounting firm of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A)	the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)	the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)	the Prospectus, as of its date or as of each applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes thereto and the independent public accounting firm’s report thereon, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial and accounting data contained or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Exhibit B-6

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the General Partner, the Partnership and Sprague Holdings and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act, the Delaware LLC Act and the DGCL (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion and (v) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Entities may be subject.

Exhibit B-7

EXHIBIT C

FORM OF OPINION OF PAUL A. SCOFF

1. Each of Sprague Holdings, the SPV, the SPV2, Sprague Connecticut and Sprague Massachusetts has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business in all material respects. Each of Sprague Holdings the SPV, the SPV2, Sprague Connecticut and Sprague Massachusetts is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion.

2. Each of the SPV, the SPV2, Sprague Connecticut and Sprague Massachusetts has all requisite limited liability company power and authority necessary to enter into and perform its obligations under the Operative Agreements to which it is a party.

3. All of the outstanding limited liability company interests of Sprague Connecticut have been duly and validly authorized and issued in accordance with its limited liability company agreement, are fully paid (to the extent required by its limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act).

4. None of (a) the offering, issuance or sale of the Units by the Partnership, (b) the execution, delivery and performance of this Agreement or the Operative Agreements by the Sprague Entities party hereto or thereto, (c) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements by the Sprague Entities or (d) the application of the proceeds from the sale of the Units by the Partnership as described under “Use of Proceeds” in the most recent Preliminary Prospectus (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control, or a default (or an event that, with notice or lapse of time or both, would constitute such an event) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound (excluding any agreement filed as an exhibit to the Registration Statement) or (ii) violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to any of the Sprague Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound, except for such conflicts, violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the any of the Sprague Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements, it being understood that such counsel need not express an opinion with respect to any securities or other anti-fraud law.

5. Except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities (other than pursuant to the Organizational Document of any Partnership

Exhibit C-1

Entities or any agreement or instrument listed as an exhibit to the Registration Statement, as to which such counsel expresses no opinion). To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

6. To the knowledge of such counsel, there are no (a) legal or governmental proceedings pending or threatened to which the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus but are not so described as required by the Securities Act or (b) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act. In addition, such counsel shall state that he has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and has participated in conferences with officers and other representatives of the General Partner, the Partnership and Sprague Holdings and the independent registered public accounting firm of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C) the Prospectus, as of its date or as of each applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes thereto and the independent public accounting firm’s report thereon, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial and accounting data contained or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the General Partner, the Partnership and Sprague

Exhibit C-2

Holdings and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws and the laws of the States of Delaware and (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Entities may be subject.

In addition, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to him on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

Exhibit C-3